UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2023

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Directors

On November 15, 2023, the Board of Directors (the “Board”) of SLM Corporation (the “Company”) appointed Dr. Janaki Akella, Christopher T. Leech, and Shannon Watkins as directors of the Company, effective January 2, 2024. Dr. Akella, Mr. Leech, and Mrs. Watkins have also been appointed to the board of directors of Sallie Mae Bank (the “Bank”), the Company’s Utah industrial bank subsidiary, effective January 2, 2024. In connection therewith, the Board also determined Dr. Akella, Mr. Leech, and Mrs. Watkins to be independent and increased the number of Board seats from twelve to fifteen, effective January 2, 2024. Dr. Akella, Mr. Leech, and Mrs. Watkins have not been appointed to any of the Board’s committees at this time.

Dr. Akella joins the Board with decades of experience in technology and growth strategy. She has served on the Board of Directors of Southern Company, a public gas and electric utility company since January 2019. She previously worked at Google LLC from 2017 until March 2023, holding various positions of increasing responsibility, including Head of Digital Transformation. Before joining Google LLC, she worked at McKinsey & Company (“McKinsey”) from 1999 through 2016, serving as a Partner from 2007 through 2016. As a Partner at McKinsey, Dr. Akella advised clients across multiple industries regarding various information technology and data strategy matters. Dr. Akella holds a Bachelor of Engineering from the College of Engineering, Guindy, India, a Master of Science in Electrical and Computer Engineering from Boston University, and a Doctorate in Electrical and Computer Engineering from Carnegie Mellon University.

Mr. Leech joins the Board with decades of experience in strategy, operational effectiveness, and risk management. He worked at McKinsey from 1990 through August 2023, serving as a Senior Partner from 2000 through August 2023. As a Senior Partner at McKinsey, Mr. Leech held various leadership positions and advised financial services clients regarding strategy and financial, regulatory, and operational risk management. Mr. Leech holds a Bachelor of Science in Mechanical Engineering and a Master of Science in Industrial Administration from Carnegie Mellon University.

Mrs. Watkins joins the Board with more than 20 years of experience in marketing and brand growth strategy across multiple industries. She currently serves as the Global Chief Marketing Officer for the Jordan Brand at Nike, Inc., a position she has held since May 2022. Mrs. Watkins previously worked at Aflac Incorporated from April 2018 through May 2022 holding positions of increasing responsibility, culminating in her service as Chief Brand and Marketing Officer. Before joining Aflac Incorporated, she worked in various roles at The Coca Cola Company from 2009 through 2018. Mrs. Watkins holds a Bachelor of Arts in Biology from Fisk University and a Master of Business Administration from Indiana University.

Dr. Akella, Mr. Leech, and Mrs. Watkins’s compensation for their service as directors will be consistent with that of the Company’s other non-employee directors, except that (i) their compensation will be prorated to reflect the portion of the period remaining in the current director term and (ii) they will not receive the Company’s annual Board member equity award of restricted stock for the current director term.

There are no family relationships between Dr. Akella, Mr. Leech, or Mrs. Watkins and any director or executive officer of the Company, and Dr. Akella, Mr. Leech, and Mrs. Watkins have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Akella, Mr. Leech, and Mrs. Watkins’s appointments is included with this Form 8-K as Exhibit 99.1.

Directors’ Decision not to Stand for Re-election

On November 13, 2023, Paul G. Child, Marianne M. Keler, and Robert S. Strong, each a director of the Company and the Bank, notified the Company they will not stand for re-election to the Company’s Board at the Company’s next annual meeting of stockholders to be held in 2024. Mr. Child, Ms. Keler, and Mr. Strong will continue to serve as directors of the Company and the Bank until such meeting. Mr. Child and Mr. Strong’s decision not to stand for re-election to the Board is pursuant to the retirement provision in the Board-approved Board Governance Guidelines, stating non-employee directors should retire from the Company’s Board no later than at the annual meeting of shareholders following such director’s 75th birthday. Ms. Keler’s decision not to stand for re-election to the Board is solely for personal reasons and time considerations. Mr. Child, Ms. Keler, and Mr. Strong’s decision is not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles or financial statement disclosures. In connection with Mr. Child, Ms. Keler, and Mr. Strong’s decision not to stand for re-election, the Board adopted a resolution on November 15, 2023 that will decrease the size of the Board from fifteen directors to twelve directors, effective as of the end of Mr. Child, Ms. Keler, and Mr. Strong’s term.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number	Description

99.1*	Press Release, dated November 16, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Furnished herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: November 16, 2023	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Executive Vice President and Chief Legal, Government Affairs, and Communications Officer